UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2013

PARKER DRILLING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-7573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas

(Address of principal executive offices)

77046

(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 16, 2013, Parker Drilling Company (the “Company” or “we”) announced that it had reached a settlement in connection with previously reported investigations by the United States Department of Justice (DOJ) and United States Securities and Exchange Commission (SEC), and will pay $15.85 million to settle these charges, which is the amount previously announced and recorded as a charge for the fourth quarter of 2012.

Additional information relating to the proposed settlement is set forth under Item 7.01 and is incorporated herein by reference.

A copy of the Company’s press release dated April 16, 2013 is filed as exhibit 99 to this report, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

As previously disclosed in our SEC filings, we engaged in settlement discussions with the DOJ and the SEC related to parallel investigations that they conducted regarding possible violations of U.S. law, including the Foreign Corrupt Practices Act (FCPA), by us. We fully cooperated with the DOJ and SEC investigations and conducted an internal investigation into potential customs and other issues in Kazakhstan and Nigeria. Our cooperation and the thoroughness of our investigation were noted by both agencies. We have now, subject to court approval of the SEC settlement, reached agreement regarding a settlement of these matters with the DOJ and the SEC.

Under the terms of the resolution with the DOJ, the Company has entered into a deferred prosecution agreement (DPA), under which the DOJ will defer for three years prosecuting the Company for criminal violations of the anti-bribery provisions of the FCPA relating to the Company’s retention and use of an individual agent in Nigeria with respect to certain customs-related issues, in return for: (i) the Company’s acceptance of responsibility for, and agreement not to contest or contradict the truthfulness of, the statement of facts and allegations that have been filed in a United States District Court concurrently with the DPA; (ii) the Company’s payment of an approximately $11.76 million fine; (iii) the Company’s reaffirming its commitment to compliance with the FCPA and other applicable anti-corruption laws in connection with the Company’s operations, and continuing cooperation with domestic and foreign authorities in connection with the matters that are the subject of the DPA; (iv) the Company’s commitment to continue to address any identified areas for improvement in the Company’s internal controls, policies and procedures relating to compliance with the FCPA and other applicable anti-corruption laws if, and to the extent, not already addressed; and (v) the Company’s agreement to report to the DOJ in writing annually during the term of the DPA regarding remediation of the matters that are the subject of the DPA, implementation of any enhanced internal controls, and any evidence of improper payments the Company may have discovered during the term of the agreement. If the Company remains in compliance with the terms of the DPA throughout its effective period, the charge against the Company will be dismissed with prejudice.

Under the terms of the resolution with the SEC, the Commission has approved a settlement with the Company, pursuant to which the SEC filed a civil complaint in a United States District Court charging the Company with violations of the anti-bribery, books and records and internal control provisions of the FCPA, and the Company has consented to the entry of a final judgment of permanent injunction barring future violations of the anti-bribery, books and records and internal controls provisions of the FCPA. The Company also has agreed to the payment of disgorgement of approximately $3.05 million and prejudgment interest of approximately $1.04 million, for a total of approximately $4.09 million. The agreement with the SEC does not require the payment of a civil monetary fine, and neither the proposed agreement with the DOJ nor the proposed agreement with the SEC requires the appointment of a monitor to oversee the Company’s activities or compliance with applicable laws.

The agreement is contingent upon approval of the civil settlement by a United States District Court. There can be no assurances regarding if and when the court will approve the settlement.

If the court approval does not occur, the Company may enter further discussions with the SEC to resolve the investigated matters on different terms and conditions; such terms and conditions could include any of a broad range of civil sanctions under the FCPA and other laws and regulations, which they may seek to impose against corporations and individuals in appropriate circumstances. These include, but are not limited to, injunctive relief, disgorgement, fines, penalties and modifications to business practices and compliance programs. Any such disgorgement, fines, penalties, interest or other associated costs could be materially higher than the amounts that we have currently accrued. The DOJ and the SEC have entered into agreements with, and obtained a range of sanctions against, several public corporations and individuals arising from allegations of improper payments and deficiencies in books and records and internal controls, whereby civil and criminal penalties were imposed. Recent civil and criminal settlements have included multi-million dollar fines, deferred prosecution agreements, guilty pleas, and other sanctions, including the requirement that the relevant corporation retain a monitor to oversee its compliance with the FCPA. In addition, corporations may have to end or modify existing business relationships. The Company could also face fines, sanctions and other penalties imposed by other regulatory authorities or in other legal actions. Any such fines, sanctions or penalties could impact the Company’s business operations and assets, particularly in jurisdictions outside the United States, and could have a material adverse impact on our business, results of operations, financial condition and liquidity.

As previously disclosed, we have taken and continue to take certain steps to enhance our existing anti-bribery compliance efforts, including retaining a full-time Chief Compliance Officer who reports to the Chief Executive Officer and Audit Committee and full-time staff to assist him; adopting revised FCPA policies, procedures, and controls; increasing training and testing requirements; strengthening contractual provisions for our service providers that interface with foreign government officials; improving due diligence and continuing oversight procedures for the review and selection of such service providers; and implementing a compliance awareness improvement initiative that includes issuance of periodic anti-bribery compliance alerts. We will continue to emphasize the importance of compliance and ethical business conduct.

The Company will pay $15.85 million to settle these matters, which is the amount previously announced and recorded as a charge for the fourth quarter of 2012.

Item 9.01	Exhibits

99	Press release dated April 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Dated: April 16, 2013

	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier
Senior Vice President, Chief Administrative Officer and General Counsel